UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of principal executive offices)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On March 19, 2012, Wizard World, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. John Macaluso (“Macaluso”), a director of the Company, in connection with his appointment as the Company’s President and Chief Executive Officer, as more fully described in Item 5.02 below. The initial term of the Agreement is for a period of three (3) years, commencing on March 19, 2012 (the “Commencement Date”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Macaluso gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term.

During the Term, the Company will pay Macaluso a base salary (the “Base Salary”) consisting of the following: (i) for the period from the Commencement Date to June 30, 2012, a salary of $10,000 per month; (ii) for the period from July 1, 2012 to December 31, 2012, a salary of $30,000 per month, $20,000 of which shall be paid in cash and $10,000 of which shall accrue until December 31, 2012, for a total accrual amount of $60,000 (the “Accrual Amount”). In the event that the Company achieves a Adjusted EBITDA (as defined in the Employement Agreement) of at least $100,000 (the “Adjusted EBITDA Milestone”) during fiscal year 2012, the Accrual Amount shall be immediately payable to Macaluso in cash. In the event that the Adjusted EBITDA Milestone is not reached, the Company’s Board of Directors (the “Board”), in its sole discretion, may elect to defer cash payment of the Accrual Amount or any portion thereof for an additional period of up to 12 months; and (iii) for the period from January 1, 2013 until March 18, 2015, the Executive shall be entitled to a salary of $20,000 per month. In addition to the Base Salary, the Company agreed to issue to Macaluso a common stock purchase warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.44 per share. The warrants vest quarterly over the Initial Term.

Non-Compete Agreement

In conjunction with the Employment Agreement and attached as Exhibit A thereto, Mr. Macaluso entered into a non-compete, non-solicitation and non-disclosure Agreement, dated March 19, 2012, with the Company (the “Non-Compete Agreement”). Under the Non-Compete Agreement, Macaluso must keep the Company’s confidential and proprietary information confidential and is prohibited from inducing or attempting to induce any employee of the Company from terminating his or her employment with the Company, and soliciting the business of any client or customer of the Company, during the period commencing on the Commencement Date and ending on the termination of Macaluso’s employment with the Company for any reason. Further, Macaluso is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the period commencing on the Commencement Date and ending on the termination of Macaluso’s employment with the Company for any reason.

Option Agreement

In connection with the Employment Agreement, Macaluso entered into an option agreement (the “Option Agreement”) with the Company, pursuant to which the Company granted to Macaluso 2,750,000 options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share. The Options shall vest quarterly over a three (3) year period, subject to Macaluso continuing to perform services for the Company in the capacity in which the grant was received on each applicable vesting date. In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

Indemnification Agreement

In conjunction with the Employment Agreement, the Company also entered into an indemnification agreement, dated as of March 19, 2012 (the “Indemnification Agreement”), with Macaluso. The Indemnification Agreement indemnifies Macaluso to fullest extent under Delaware law for any claims, amongst other things, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Macaluso in his capacity as an officer or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Suess in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Macaluso is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Macaluso in respect of any claim as which he shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise. The Indemnification Agreement provides for indemnification of Macaluso during his employment and for a period of at least three (3) years thereafter or such longer term as is provided therein.

The above descriptions of the Employment Agreement, the Non-Compete Agreement, the Option Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached hereto as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Chairman

On March 19, 2012, Mr. Michael Mathews resigned from his position as the Company’s Executive Chairman in order to return to his position as the Chairman of the Board. Mr. Mathews’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of President and Chief Executive Officer

On March 19, 2012, the Board approved by unanimous written consent the appointment of Macaluso as the Company’s President and Chief Executive Officer. The Company and Macaluso entered into the Employment Agreement, the Non-Compete Agreement, the Option Agreement and the Indemnification Agreement as referenced in Item 1.01 above and incorporated herein by reference.

John Macaluso, age 55, President, Chief Executive Officer and Director

John Macaluso has been a director of the Company since May 13, 2011. Macaluso is also currently a real estate agent and developer who has been involved in development projects in Los Angeles and Big Sky Montana at the Yellowstone Club since 1997. Macaluso was the founder, Chief Executive Officer and sole owner of California Concepts, a domestic manufacturer of domestic and imported women’s and girls’ clothing, from 1987 through 2007, when he sold his company to pursue other interests. Mr. Macaluso graduated from C.W. Post College with a degree in business and political science.

The Board believes that Mr. Macaluso’s extensive business experience with managing gross profit margins, markdown allowances, budgets and negotiating effective costs of goods purchased will be a significant asset to the Company with respect to, among other things, its operating budget as a growing public company.

Family Relationships

Neither Macaluso nor Mr. Mathews have a family relationship with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 19, 2012, by and between Wizard World, Inc. and John Macaluso, individually

10.2	Option Agreement, dated March 19, 2012, by and between Wizard World, Inc. and John Macaluso, individually

10.3	Indemnification Agreement, dated March 19, 2012, by and between Wizard World, Inc. and John Macaluso, individually

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: March 19, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer